Exhibit 23.1



McGladrey & Pullen
Certified Public Accountants



Consent of Independent Registered Public Accounting Firm


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 pertaining to the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our report dated January 24, 2005 relating to the December 31, 2004 financial statements of QCR Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.


/s/ McGladrey & Pullen, LLP


Davenport, Iowa
March 18, 2005






McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.


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